AMENDED AND RESTATED EXHIBIT A
TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC

DATED OCTOBER 20, 2008

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of June 9, 2010:

FUNDS	ANNUAL ADVISORY FEE (as a % of average daily net assets)

Global X FTSE Nordic 30 ETF	0.25%
Global X FTSE Denmark 30 ETF	0.25%
Global X FTSE Finland 30 ETF	0.25%
Global X FTSE Norway 30 ETF	0.25%
Global X FTSE Argentina 20 ETF	0.25%
Global X/InterBolsa FTSE Colombia 20 ETF	0.25%
Global X FTSE Egypt 30 ETF	0.25%
Global X FTSE Peru 20 ETF	0.25%
Global X FTSE Philippines 30 ETF	0.25%
Global X FTSE Poland 30 ETF	0.25%
Global X Pakistan KSE-30 ETF	0.25%
Global X Emerging Africa NR-40 ETF	0.25%
Global X FTSE United Arab Emirates 20 ETF	0.25%
Global X China Consumer ETF	0.25%
Global X China Energy ETF	0.25%
Global X China Financials ETF	0.25%
Global X China Industrials ETF	0.25%
Global X China Materials ETF	0.25%
Global X China Technology ETF	0.25%
Global X Copper Miners ETF	0.25%
Global X Gold Miners ETF	0.25%
Global X Platinum Miners ETF	0.25%

Global X Silver Miners ETF	0.25%
Global X Brazil Consumer ETF	0.25%
Global X Brazil Financials ETF	0.25%
Global X Brazil Industrials ETF	0.25%
Global X Brazil Materials ETF	0.25%
Global X Brazil Utilities ETF	0.25%
Global X Brazil Mid Cap ETF	0.25%
Global X China Mid Cap ETF	0.25%
Global X Aluminum ETF	0.25%
Global X Lithium ETF	0.25%
Global X Uranium ETF	0.25%
Global X Fishing ETF	0.25%
Global X Food ETF	0.25%
Global X Shipping ETF	0.25%
Global X Waste Management ETF	0.25%

GLOBAL X FUNDS

/s/ Bruno del Ama
Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama
Bruno del Ama
Title: CEO